SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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S&W SEED COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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November 30, 2017

To our stockholders:

We are pleased to invite you to attend the 2017 annual meeting of stockholders of S&W Seed Company, to be held on Tuesday, January 9, 2018 at 10:00 a.m. Pacific Standard Time at our corporate offices located at 106 K Street, Suite 300, Sacramento, California.

Details regarding the business to be conducted are described in the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement.

Your vote is very important. Whether or not you attend the annual meeting we hope you will vote as soon as possible. There are three ways that you can cast your ballot - by telephone, by Internet or by mailing the proxy card (if you request one). Please review the instructions included in the Proxy Statement.

Thank you for your ongoing support and continued interest in S&W Seed Company. We look forward to seeing you at the annual meeting.

Sincerely,

Mark J. Harvey
Chairman of the Board

106 K Street, Suite 300

Sacramento, California 95814

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 9, 2018

To the Stockholders of S&W Seed Company:

The 2017 annual meeting of stockholders (the "Annual Meeting") of S&W Seed Company, a Nevada corporation (the "Company"), will be held on Tuesday, January 9, 2018 at 10:00 a.m. local time at our corporate offices located at 106 K Street, Suite 300, Sacramento, California, for the following purposes:
1.

to elect the following eight nominees to the Company's Board of Directors: David A. Fischhoff, Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Grover T. Wickersham and Mark W. Wong, each to serve until the 2018 Annual Meeting of Stockholders;

2.	to ratify the selection of Crowe Horwath LLP as independent registered public accounting firm of the Company for its fiscal year ending June 30, 2018;
3.	to approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Proxy Statement; and
4.	to conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Any action on the items of business described above may be considered at the time and on the date specified above or at any other time and date to which the Annual Meeting may be property adjourned or postponed.

The record date for the Annual Meeting is November 20, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on January 9, 2018 at 106 K Street, Suite 300, Sacramento, California.

The Proxy Statement and Annual Report to Stockholders (including the Form 10-K for the fiscal year ended June 30, 2017) are available free of charge at: wwwproxyvote.com.

By Order of the Board of Directors

President and Chief Executive Officer

Sacramento, California
November 30, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as described in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

S&W SEED COMPANY

PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING
OF STOCKHOLDERS OF S&W SEED COMPANY

The enclosed proxy is solicited by the Board of Directors (the "Board") of S&W Seed Company, a Nevada corporation (the "Company," "S&W," "we" or "our"), for use in voting at the 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our corporate offices located at 106 K Street, Suite 300, Sacramento, California, on January 9, 2018, at 10:00 a.m. and at any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

We have prepared these materials for our 2017 annual meeting of stockholders (the "Annual Meeting") to be held on Tuesday, January 9, 2018 at 10:00 a.m. Pacific Standard Time. S&W is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

The Annual Meeting will be held at our corporate offices located at 106 K Street, Suite 300, Sacramento, California. You are invited to attend the Annual Meeting and requested to vote on the proposals described in this Proxy Statement (the "Proxy Statement").

These materials were first sent or made available to stockholders on November 30, 2017.

What is included in these proxy materials?

  The Notice of Internet Availability of Proxy Materials (the "Notice");

  This Proxy Statement for the Annual Meeting; and

  S&W's Annual Report on Form 10-K for the year ended June 30, 2017, as filed with the Securities and Exchange Commission (the "SEC") on September 20, 2017 (the "Annual Report").

If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

S&W has elected to use the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we have sent the Notice to our stockholders pursuant to which the Board is soliciting your proxy to vote at the Annual Meeting, including any adjournments or postponements thereof. Instructions on how to access the proxy materials over the Internet or request a printed copy of the materials can be found in the Notice.

Stockholders may follow the instructions in the Notice to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings and reduce the cost to S&W associated with the printing and mailing of materials.

S&W's proxy materials are also available at www.swseedco.com/investors/annual-meeting-and-proxy/. This website address is included for reference only. The information contained on S&W's website is not incorporated by reference into this Proxy Statement.

We intend to mail the Notice on November 30, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after December 11, 2017.

What items will be voted on at the Annual Meeting?

There are three items scheduled for a vote at the Annual Meeting:

  The election to the Board of the eight nominees named in this Proxy Statement (Proposal No. 1);

  Ratification of the selection of Crowe Horwath LLP as S&W's independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2); and

  Approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in the Proxy Statement (Proposal No. 3).

Will any other business be conducted at the meeting?

Other than the proposals referred to in this Proxy Statement, S&W knows of no other matters to be submitted to the stockholders for consideration at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote upon such matters in accordance with their best judgment.

What are the Board's voting recommendations?

The Board recommends that you vote your shares:

  "FOR" election of each of the nominees named in this Proxy Statement to the Board (Proposal No. 1);

  "FOR" ratification of the selection of Crowe Horwath LLP as S&W's independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2); and

  "FOR" approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed in the Proxy Statement (Proposal No. 3).

May the Annual Meeting be adjourned or postponed?

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. Under Nevada law, we are not required to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the meeting date is adjourned to a date more than 60 days later than the date set for the original meeting, in which case a new record date must be fixed and notice given.

Are any of S&W's officers and directors interested in matters to be acted upon?

Other than the nominees' interest in the election of directors and the potential impact of the advisory vote on executive compensation, our officers and directors do not have any interest in the matters to be acted upon at the Annual Meeting.

Who may vote at the Annual Meeting?

Each share of S&W's common stock has one vote on each matter. Only stockholders of record as of the close of business on November 20, 2017 (the "Record Date") are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 20,791,365 shares of S&W's common stock issued and outstanding, held by 38 holders of record. In addition to the stockholders of record of S&W's common stock, beneficial owners of shares held in street name as of the Record Date can vote using the methods described below.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

  Stockholder of Record. If your shares are registered directly in your name with S&W's transfer agent, Transfer Online, Inc. ("Transfer Online"), you are the stockholder of record with respect to those shares, and the Notice was sent directly to you by S&W.

  Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the "beneficial owner" of shares held in "street name," and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your broker, bank, trustee, or nominee how to vote your shares.

If I am a stockholder of record of S&W's shares, how do I vote?

If you are a stockholder of record, there are four ways to vote:

  In person. You may vote in person at the Annual Meeting by requesting a ballot when you arrive. You must bring valid photo identification such as a driver's license or passport and may be requested to provide proof of stock ownership as of the Record Date. In order for your vote to be counted, you must hand your completed ballot to the person who will be designated by the Chairman at the meeting, and your ballot will then be provided to the inspector of election.

  Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and following the instructions provided in the Notice.

  By Telephone. You may vote by proxy by calling the toll free number found in the Notice and following the recorded instructions and the instructions found in the Notice.

  By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card, and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If I am a beneficial owner of shares held in street name, how do I vote?

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from S&W. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

If you are a beneficial owner of shares held in street name, there are four ways to vote:

  In person. If you are a beneficial owner of shares held in street name and wish to vote in person at the Annual Meeting, you must obtain a "legal proxy" from the organization that holds your shares. A legal proxy is a written document that authorizes you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

  You must bring a copy of the legal proxy to the Annual Meeting and ask for a ballot from an usher when you arrive. You must also bring valid photo identification such as a driver's license or passport. In order for your vote to be counted, you must hand both the copy of the legal proxy and your completed ballot to the person who will be designated by the Chairman at the meeting, and your ballot will then be provided to the inspector of election.

  Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

  By Telephone. You will receive a voting instruction form and you may vote by proxy by calling the toll free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

  By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form, and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

What is the quorum requirement for the Annual Meeting?

A majority of the shares entitled to vote at the Annual Meeting must be present at the Annual Meeting in person or by proxy for the transaction of business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum if you:

  Are entitled to vote and you are present in person at the Annual Meeting; or

  Have properly voted by proxy on the Internet, by telephone or by submitting a proxy card or voting instruction form by mail.

Under Nevada law, unless the articles of incorporation or bylaws provide otherwise, a quorum is calculated based on the voting power present in person or by proxy, regardless of whether the proxy has authority to vote on all matters. Consequently, broker non-votes and withheld votes will be counted towards the presence of a quorum for holding the Annual Meeting.

At least 10,395,683 shares of common stock must be present at the Annual Meeting in order to have a quorum and conduct the Annual Meeting. If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies.

How are proxies voted?

All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder's instructions.

What happens if I do not vote or give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or in person at the Annual Meeting, your shares will not be voted. If you are a stockholder of record and you:

  Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

  Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Mark W. Wong and Matthew K. Szot, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote."

Which proposals are considered "routine" or "non-routine"?

The ratification of the selection of Crowe Horwath LLP as S&W's independent registered public accounting firm for the fiscal year ending June 30, 2018 (Proposal No. 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2.

Each of the other proposals, including the election of directors (Proposal No. 1), and the advisory approval of the compensation of S&W's named executive officers (Proposal No. 3), are considered non-routine matters under applicable rules. A broker or other nominee may not vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposal No. 1 and Proposal No. 3.

What is the voting requirement to approve each of the proposals?

With respect to the election of directors (Proposal No. 1), S&W's Bylaws provide that our directors are elected in uncontested elections by a majority vote. In contested director elections, elections in which the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at this year's Annual Meeting is an uncontested election, and as such, the majority voting standard applies. To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to the director's election. This means that a director will be elected if the number of votes cast for that director's election exceeds the number of votes cast against that nominee's election.

Approval of Proposals No. 2 and No. 3 requires, in each case, the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

How are broker non-votes and abstentions treated?

Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Under Nevada law, abstentions from voting and broker non-votes are not counted as votes cast and accordingly will not count against the approval of any particular proposal.

In order to minimize the number of broker non-votes, S&W encourages you to provide voting instructions on each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice and the voting instruction form.

May I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to S&W's Secretary at 106 K Street, Suite 300, Sacramento, California 95814, prior to the Annual Meeting. If you are a beneficial owner, please contact your organization for specific instructions for changing your vote and make sure that you plan for sufficient time for your organization to meet the time deadline for delivering your revised votes or your original votes will stand.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within S&W or to third parties, except:

  To allow for the tabulation and certification of votes;

  To facilitate a successful proxy solicitation; and

  As necessary to meet applicable legal requirements or to assert or defend claims for or against S&W.

If you write comments on your proxy card or ballot, the proxy card or ballot may be forwarded to S&W's management and the Board to review your comments.

Who will serve as the inspector of election?

A representative from Transfer Online will serve as the inspector of election.

Where may I find the voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be tallied by the inspector of election after the taking of the vote at the Annual Meeting. S&W will publish the final voting results in a Current Report on Form 8-K within four business days following the Annual Meeting.

May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

You may present proposals (including nominations for election of directors) to be considered for inclusion in next year's proxy materials or for action at a future annual meeting only if you comply with the requirements of the proxy rules established by the SEC and our Bylaws, as applicable.

To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing to our Corporate Secretary by June 30, 2018.

For nominations or other business to be properly brought before the 2018 Annual Meeting of Stockholders, you must have given timely notice in proper written form to our Corporate Secretary and any such proposed business must constitute a proper matter for stockholder action under the Nevada Revised Statutes. To be timely, your notice must be delivered to our principal executive offices in Sacramento, California between September 11, 2018 and October 11, 2018; provided, however, that in the event that the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after January 9, 2019, your notice must be so delivered not earlier than the close of business on the 120th day prior to the 2018 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Our Bylaws require that certain information and acknowledgments with respect to the proposal or the nominee and the stockholder making the proposal or nomination be set forth in the notice. Our Bylaws have been publicly filed with the SEC and can also be provided upon request, addressed to our Secretary, as noted above.

Where should I send proposals and director nominations for the 2018 Annual Meeting of Stockholders?

Stockholder proposals and director nominations must be delivered to our Corporate Secretary by mail at 106 K Street, Suite 300, Sacramento, California 95814, or by email at secretary@swseedco.com and received by our Secretary by the dates set forth above.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

S&W has adopted an SEC-approved procedure called "householding." Under this procedure, S&W may deliver a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless S&W has received contrary instructions from one or more of the stockholders. This procedure reduces the environmental impact of S&W's annual meetings and reduces S&W's printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, S&W will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which S&W delivered a single copy of any of these documents. To receive, free of charge, a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, or separate copies of any future notice, Proxy Statement or annual report, stockholders may write or call Lytham Partners LLC, S&W's Investor Relations firm, at the following:

Robert Blum, Joe Diaz, Joe Dorame
Lytham Partners LLC
3800 North Central Avenue, Suite 750
Phoenix, AZ 85012
(602) 889-9700
sanw@lythampartners.com

If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact Lytham Partners using the contact information above. Stockholders who hold shares in "street name" may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How may I obtain copies of the exhibits to the 2017 Annual Report?

A copy of the 2017 Annual Report is enclosed with this Proxy Statement, but we have not included the exhibits to the 2017 Annual Report. The 2017 Annual Report includes a list of the exhibits that were filed with it, and we will furnish without charge a copy of any such exhibit to any person who requests one. For further information, contact Lytham Partners through the contact information provided above. Our 2017 Annual Report and our other filings with the Securities and Exchange Commission (the "SEC"), including the exhibits, are also available at no cost at the SEC's website, www.sec.gov and on our website at www.swseedco.com/investors.

What is S&W's fiscal year?

S&W's fiscal year ends on June 30. All information presented in this Proxy Statement is based on our fiscal calendar.

Who is paying the costs of this proxy solicitation?

S&W is paying the costs of the solicitation of proxies. S&W has retained Broadridge and Transfer Online to assist in the printing and distribution of proxy materials. We have agreed to pay Transfer Online and Broadridge fees of approximately $20,000. Transfer Online serves as our liaison with Broadridge. If you have any questions regarding distribution of the proxy materials, you may contact Daniel Harris at Transfer Online. Transfer Online may be reached at (503) 227-2950.

S&W must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

  Forwarding the Notice to beneficial owners;

  Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

  Obtaining beneficial owners' voting instructions.

In addition to solicitations by mail, S&W's directors, officers, and employees, without additional compensation, may solicit proxies on S&W's behalf in person, by telephone or by electronic communication.

Where are S&W's principal executive offices located and what is S&W's main telephone number?

S&W's principal executive offices are located at 106 K Street, Suite 300, Sacramento, California 95814. S&W's main telephone number is (559) 884-2535.

How can I attend the Annual Meeting?

Only stockholders as of the Record Date are entitled to attend the Annual Meeting. Stockholders may be requested to present valid photo identification such as a driver's license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, pagers, recording or photographic equipment, tablets or computers is not permitted at the Annual Meeting without prior consent of the Chairman of the Board. Even if you plan on attending the Annual Meeting in person, we encourage you to vote your shares in advance using one of the methods outlined in this Proxy Statement to ensure that your vote will be represented at the Annual Meeting.

INFORMATION REGARDING OUR BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND EXECUTIVE OFFICERS

General Information About The Board

The Board is elected by our stockholders to oversee our business and affairs. In addition, the Board counsels, advises and oversees management in the long-term interests of our company and our stockholders regarding a broad range of subjects including:

  selecting and evaluating the performance of our Chief Executive Officer and other senior executives;

  reviewing and approving major financial, strategic and operating decisions and other significant actions;

  overseeing the conduct of our business and the assessment of our business risks to evaluate whether our business is being properly managed; and

  overseeing the processes for maintaining integrity with regard to our financial statements and other public disclosures, and compliance with law and ethical standards.

Members of the Board monitor and evaluate our business performance through regular communication with our Chief Executive Officer and other members of senior management, and by attending Board meetings and Board committee meetings.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the votes cast, and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at the Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to such director's election. This means that a director will be elected if the number of votes cast for that director's election exceeds the number of votes cast against that nominee's election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. In considering whether to nominate any director currently serving on the Board (an "Incumbent Director") for re-election, the Board will take into account whether the Incumbent Director has tendered an irrevocable resignation that is effective upon the Board's acceptance of such resignation in the event the director fails to receive the required vote to be re-elected, as described above. If an Incumbent Director fails to receive the required number of votes for re-election in an uncontested election, under Delaware law the Incumbent Director would continue to serve on the Board as a "holdover director" until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to our Bylaws. The Nominating and Governance Committee will consider the resignation offer and recommend to the Board whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following certification of the election results. The Board will promptly disclose its decision whether to accept the director's resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to the our Bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor our Bylaws provide for cumulative voting.

Our Board has affirmatively determined that Dr. Fischhoff, Ms. Madere and Messrs. Matina, Seidler, Straus and Wickersham, representing a majority of the nominees standing for election, are "independent directors" as defined under the rules of the SEC and NASDAQ. In reaching its conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between us and each of the director nominees, including those discussed under the caption "Certain Relationships and Related Transactions" below. Our Board determined that any relationships that exist or existed in the past between us and each of the foregoing nominees, if any, were immaterial on the basis of the information set forth in the above-referenced sections.

The Board proposes that the eight director nominees named in the following summary be elected as our directors, each to serve until the 2018 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

Information Regarding the Nominees

The Nominating and Governance Committee of the Board recommended, and the full Board has approved, David A. Fischhoff, Ph.D., Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Grover T. Wickersham and Mark W. Wong as nominees for election as directors at the Annual Meeting. If elected, each of the directors will serve until the 2018 Annual Meeting of Stockholders, and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Other than Ms. Madere and Mr. Straus, each of the nominees is currently a director of our company.

Glen D. Bornt, who has served on our Board since December 2012, is not standing for re-election at the Annual Meeting. His term will expire at the conclusion of the Annual Meeting. We wholeheartedly thank Mr. Bornt for his many years of service and his support of our company.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Age	Position with the Company
David A. Fischhoff, Ph.D.	64	Director
Mark J. Harvey	62	Chairman of the Board
Consuelo E. Madere	57	Nominee for Director
Alexander C. Matina	41	Director
Charles (Chip) B. Seidler	40	Director
Robert D. Straus	47	Nominee for Director
Grover T. Wickersham	68	Vice Chairman of the Board
Mark W. Wong	68	President, Chief Executive Officer and Director

David A. Fischhoff, Ph.D.
David Fischhoff Consulting LLC

David A. Fischhoff, Ph.D. was elected to our Board in December 2016. He has 33 years of experience in agricultural research and development ("R&D") across a broad range of technologies, product development and business development in areas including biotechnology, plant breeding, genomics, precision agriculture and data science. In addition to R&D leadership, he has expertise in new technology identification, assessment and acquisition; technology licensing; establishment and management of research collaborations; and intellectual property management and defense. Dr. Fischhoff recently retired after a 33-year career with Monsanto Company and currently serves as an independent consultant and advisor. With Monsanto, he most recently served from 2014 to 2016 as Chief Scientist of The Climate Corporation, a subsidiary of Monsanto that develops and provides digital agriculture products and services for farmers. At The Climate Corporation, he led R&D teams in data science, field research and new measurement technologies. Prior to this, from 2002 to 2014, he was Vice President for Technology Strategy and Development at Monsanto with responsibilities for scientific strategy, identification of new growth opportunities, assessment and acquisition of new technologies, and oversight of Monsanto's research portfolio. Dr. Fischhoff is internationally recognized as a founder of agricultural biotechnology. He was responsible for the development of insect resistant transgenic crops (i.e., Bt crops), which today are a primary tool for insect control in corn, cotton and soybean in multiple countries. He is the co-inventor of the synthetic gene technology for expression of Bt genes in plants, which is the enabling technology for all insect resistant crops today. Dr. Fischhoff served as the scientific expert in the acquisition by Monsanto of multiple biotech and seed companies, including Agracetus, Calgene, Ecogen, Dekalb and Asgrow. He initiated and led Monsanto's plant genomics research program, and from 1998 to 2002 he was Co-President of Cereon Genomics LLC, a collaborative research venture between Monsanto and Millennium Pharmaceuticals; and he played leadership roles in the establishment and management of genomics research collaborations with Mendel Biotechnology, Paradigm Genetics and Ceres.

Dr. Fischhoff received a S.B. degree in Biology from the Massachusetts Institute of Technology and a Ph.D. in Genetics and Molecular Biology from The Rockefeller University. He was the recipient of the first Innovation Prize for Agricultural Technology from the American Society of Plant Biologists in 2015 for his work on insect resistant crops, and the James B. Eads Award for outstanding achievement in technology from the Academy of Science of St. Louis in 2010. Dr. Fischhoff is also the recipient of Monsanto's two highest awards for science and technology. He is the inventor on key patents related to insect resistant plants, an author of more than 25 scientific publications, and an invited speaker at numerous national and international symposia. We believe that Dr. Fischhoff's wealth of experience in agriculture, genetics and technology qualify him to serve on the Board.

Mark J. Harvey
Chairman of the Board, S&W Seed Company

Mr. Harvey was appointed Chairman of the Board in December 2014, after having served as Vice Chairman since April 2013. In addition to his duties as Chairman, he actively supports our sales and marketing efforts. Mr. Harvey has more than 35 years of experience in production processing and marketing of seed to many parts of the world, particularly branded alfalfa and clover. Mr. Harvey managed a 10,000-acre family farm producing seed, wheat and pulse crops, along with wool and beef, from 1976 until 1996 when the company he founded, Paramount Seeds, was sold to Elders Ltd. While with Elders, he was manager of their national and international seed business from 1996 until 2001. In 2002, he was a founding partner of Seed Genetics International, where he focused primarily on marketing and distribution. Mr. Harvey was educated at Cunderdin Agricultural College in West Australia. We believe that Mr. Harvey's extensive experience in the seed industry, which contributes valuable business expertise, qualifies him to serve on the Board.

Consuelo E. Madere
President and Founder, Proven Leader Advisory LLC

Ms. Madere has served as president and founder of Proven Leader Advisory LLC, a management consulting and executive coaching firm, since March 2014. Since May 2014, she has served on the board of directors of PotashCorp, a publicly traded fertilizer company listed on both the New York Stock Exchange and the Toronto Stock Exchange. From 1982 to April 2013, Ms. Madere served in a number of key leadership positions at Monsanto Company, a global provider of agricultural solutions, including President of the vegetable seeds division from 2008 to 2009, General Manager of the Europe/Africa division from 2005 to 2008, President of the dairy business from 2003 to 2005 and, most recently, as an executive officer of global vegetables and Asia commercial businesses. Ms. Madere received a B.S. degree in Chemical Engineering from Louisiana State University and an M.B.A. from the University of Iowa. Since November, 2013, Ms. Consuelo has served on the Dean's Advisory Council of the Louisiana State University Honors College. She is a member of the Latin Corporate Directors Association as well as the Hispanic Association on Corporate Responsibility. Ms. Consuelo is also certified by the National Association of Corporate Directors as a Governance Fellow. We believe that Ms. Madere's strong industry and public company experience qualify her to serve on the Board.

Alexander C. Matina
Vice President, Investments, MFP Investors, LLC

Mr. Matina has served on the Board since May 2015. Since November 2007, he has held the office of Vice President, Investments for MFP Investors, LLC, the family office of Michael F. Price, which has a value-investing focus across public and private markets. From October 2005 to August 2007, Mr. Matina served in various roles at Balance Asset Management, a multi-strategy hedge fund, and from June 2004 to September 2005, as a senior associate at Altus Capital Partners, a middle market private equity fund. Prior thereto, he was a principal at 747 Capital, a private equity fund-of-funds, and a financial analyst at Salomon Smith Barney in the financial sponsors group of the investment banking division. Since April 2013, he has served on the board of directors of Trinity Place Holdings, Inc., a publicly traded real estate company and as its Chairman of the Board since November 2013. Since August 2007, Mr. Matina has also served as an adjunct professor of finance at Fordham University. Mr. Matina received a bachelor's degree from Fordham University and an M.B.A. from Columbia University. We believe that Mr. Matina's strong finance background, including experience with private equity, as well as his experience with other public companies qualify him to serve on the Board.

Charles (Chip) B. Seidler
Portfolio Manager, City Financial Hedge Fund Group

Mr. Seidler was elected to our Board in June 2010. Commencing in October 2017, Mr. Seidler began serving as a portfolio manager of City Financial Hedge Fund Group in London, England. From June 2010 through August 2017, he served as an executive director and senior member of a proprietary trading group of Nomura Securities in New York, New York. From January 2007 through June 2010, Mr. Seidler held various senior positions at Deutsche Bank AG in Tokyo, Japan, including Head of JPY/UST International Sales (from March 2009 until his departure in June 2010), JPY Flow Trader (from September 2008 to March 2009) and Rates Proprietary Trader from January 2007 to September 2008. Between March 2003 and January 2007, Mr. Seidler was Co-Portfolio Manager of Caxton Associates, L.L.C., the macro hedge fund, New York, New York, where he focused on macro and relative value trading with a particular focus on the Japanese markets. He currently and during the last five years has served on numerous corporate boards of directors, however, none of them are companies with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Mr. Seidler received a bachelor's degree and a Masters of Arts from Colgate University. We believe that Mr. Seidler's extensive experience in the corporate boardroom and financial expertise qualify him to serve on the Board.

Robert D. Straus

Portfolio Manager and Analyst, Wynnefield Capital Management LLC

Mr. Straus has served as Portfolio Manager and Analyst at Wynnefield Capital, Inc., an investment management firm, since April 2015. Wynnefield Capital Management manages two partnerships and Wynnefield Capital, Inc. manages one partnership, all three of which invest in small-cap value U.S. public equities and private companies. Prior to joining Wynnefield Capital, Inc., Mr. Straus served as a senior equity analyst of Gilford Securities, an investment banking firm, from February 2009 through March 2015. Mr. Straus served as Managing Director or Senior Analyst at several investment banks over nearly 20 years. Since June 2017, Mr. Straus has served on the Board of Directors for Nature's Sunshine - a NASDAQ-listed nutritional and personal care products company, for which he also serves on the Audit committee and the Compliance Committee. Mr. Straus is also a member of the Board of Directors of two private companies: Since May 2017, Hollender Sustainable Brands LLC - a female sexual wellness consumer brand with its headquarters in Burlington, VT and an office in New York, NY; Since May 2015, MK Acquisition LLC - an authentic mountain lifestyle apparel brand founded in Jackson Hole, Wyoming. Mr. Straus received a B.S.B.A. degree from the University of Hartford and a M.B.A. from Bentley University. We believe that Mr. Straus' financial and public company experience, as well as Mr. Straus' extensive experience assessing capital allocation programs, evaluating business strategy and conducting in-depth due diligence, qualify him to serve on the Board.

Grover T. Wickersham
Vice Chairman of the Board, S&W Seed Company
Private Investor, Vice Chairman of SenesTech, Inc.,
Chairman of Eastside Distilling, Inc.

Mr. Wickersham has served as our Chairman of the Board from incorporation in October 2009 until December 2014, when he stepped down to become our Vice Chairman. Since July 2016 and November 2016, respectively, Mr. Wickersham has been serving as Chairman of the Board and Chief Executive Officer of Eastside Distilling, Inc., a public company producer and marketer of craft spirits located in Portland, Oregon. Since 1996, Mr. Wickersham has also been a director and portfolio advisor of Glenbrook Capital Management, the general partner of a limited partnership that invests primarily in public and private securities. Since December 2015, Mr. Wickersham has served as the Vice Chairman of the Board of SenesTech, Inc., a public company that has developed proprietary technology for managing animal pest populations through fertility control. From 1996 until its voluntary liquidation and dissolution in 2016, Mr. Wickersham served as the chairman of the board of trustees of The Purisima Funds, a trust that operated two series of mutual funds advised by Fisher Investments of Woodside, California. In addition to the chairmanships noted above, Mr. Wickersham also serves on the board of directors of Verseon Corporation, a London AIM-listed pharmaceutical development company Mr. Wickersham is admitted to practice by the California State Bar and has specialized in securities law. From 1976 to 1981, Mr. Wickersham served as a staff attorney, and then as a branch chief, of the U.S. Securities and Exchange Commission. He received an A.B. degree from the University of California at Berkeley, an M.B.A. from Harvard Business School and a J.D. from University of California (Hastings College of Law). We believe that Mr. Wickersham's experience and knowledge with respect to corporate finance, legal and operational matters gained through prior directorships and his knowledge of our company, its markets and operations developed over his tenure as Chairman and Vice Chairman qualify him to serve on the Board.

Mark W. Wong
Chairman, American Dairyco

Mr. Wong was elected to our Board in December 2014. In June 2017, he was appointed to serve as our President and Chief Executive Officer. He has more than 35 years of experience in agribusiness, with particular expertise in technology integration and commercialization. Mr. Wong was a founder and, since 2009, has been a partner of Colorado Financial Holdings (CFH), a private venture investment and investment bank that specializes in the agricultural, energy and biotechnology sectors. Since January 2012, Mr. Wong has served as Chairman of American Dairyco, Ponte Vedra, Florida, the owner and operator of dairies in Florida and Georgia, which is a venture jointly owned by CFH. Between 2008 and December 2015, he served either as Chairman of the Board or chief executive officer of Agrivida, a private company that is developing and commercializing high-performance products that incorporate novel, regulated proteins precisely engineered for specific applications in a variety of markets, including animal nutrition, bio-based fuels and chemicals and industrial enzymes. From January 2016 to February 2016, Mr. Wong served as Acting President and Chief Executive Officer of Arcadia Biosciences, Inc., a publicly-traded agricultural biotechnology trait company for which he also served on the board from May 2006 until February 2016. Mr. Wong was the Chief Executive Officer of Renewable Agricultural Energy Corporation, a private ethanol production company, from 2006 to 2007. Prior to that time, was the founder and, from 1999 to 2005, chief executive officer of Emergent Genetics, an international seed biotech company that was sold to Monsanto Company in 2005. Mr. Wong founded and managed a series of other agricultural and biotechnology companies, including Big Stone Partners, Agracetus Corporation, a plant biotechnology company that was sold to Monsanto and Agrigenetics Corporation, a seed and biotechnology company that was sold to Dow Chemical. Mr. Wong also worked as an engineer for FMC Corporation and Chemical Construction Corporation. Mr. Wong served as a director of BioFuel Energy Corp., a publicly traded corn ethanol company, from January 2008 until October 2014, and Chair from March 2010 to October 2014, when it was renamed Green Brick Partners following an acquisition and recapitalization transaction. Mr. Wong received a B.S. degree in Chemical Engineering from Lehigh University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. We believe that Mr. Wong's extensive background in the agricultural and energy industries, and his many years of executive leadership experience, qualify him to serve on the Board.

Committees of the Board of Directors

Our Board has five standing committees: an Audit Committee; a Compensation Committee; a Nominating and Governance Committee; a Finance Committee; and an Acquisition and Strategy Committee, each of which meet as needed or advisable. The table below provides membership and meeting information for fiscal 2017 for each of the standing committees of the Board. In addition to formal in-person and telephonic meetings, committee members took various actions by written consent during the fiscal year and spent many hours in informal consultation with one another and with management.

Name	Audit	Compensation	Nominating and Governance	Finance (8)	Acquisition and Strategy (8)
David A. Fischhoff, Ph.D.(1)	X	X	X
Michael M. Fleming (2)	X	X
Mark S. Grewal (3)					X
Mark J. Harvey					X
Alexander B. Matina (4)		Chair		Chair	Chair
Charles B. Seidler (5)	X	X	Chair	X
Grover T. Wickersham (6)	Chair		X
Mark W. Wong (7)		X	X	X	X
Total Meetings Held	4	6	4	3	2

_______

(1) Dr. Fischhoff was appointed to the Audit Committee and the Compensation Committee upon his election to the Board in December 2016, and was appointed to the Nominating and Governance Committee in June 2017.

(2) Mr. Fleming served as Chair of the Audit Committee and as a member of the Compensation Committee until December 2016. Mr. Fleming did not stand for reelection at our Annual Meeting of Stockholders held in December 2016.

(3) Mr. Grewal served on the Acquisition and Strategy Committee until his resignation in June 2017.

(4) Mr. Matina was appointed as Chair of the Compensation Committee in June 2017.

(5) Mr. Seidler was appointed to the Compensation Committee in June 2017.

(6) Mr. Wickersham was appointed to the Audit Committee and was designated as its Chairman in December 2016.

(7) Mr. Wong resigned from the Compensation Committee and Nominating and Governance Committee in connection with his appointment as our President and Chief Executive Officer in June 2017.

(8) The Acquisition and Strategy Committee and Finance Committee were formalized as standing committees of the board in December 2016. Accordingly, the number of reported meetings of these respective committees is limited to the time period after December 2016.

Audit Committee

As of the date of this proxy statement, the members of the Audit Committee are Messrs. Wickersham and Seidler and Dr. Fischhoff. Mr. Wickersham serves as current chairman of the committee.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. We are required to have an Audit Committee in order to maintain our listing on the NASDAQ Capital Market. Our Board has determined that each of the members of our Audit Committee satisfies the requirements for Audit Committee independence and financial literacy under the current rules and regulations of the SEC and the NASDAQ Stock Market. The Board has also determined that Mr. Wickersham is an "Audit Committee financial expert" as defined in SEC rules and satisfies the financial sophistication requirements of NASDAQ as a result of his many years serving as a chief executive and audit committee chair. This designation does not impose on Mr. Wickersham any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our Audit Committee and our Board.

The Audit Committee is responsible for, among other things:

  selecting, hiring and terminating our independent auditors;

  evaluating the qualifications, independence and performance of our independent auditors;

  approving the audit and non-audit services to be performed by the independent auditors;

  overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

  with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations;

  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q; and

  providing to the Board information and materials to make the Board aware of significant financial and audit-related matters that require the attention of the Board.

The Audit Committee acts under a written charter adopted and approved by our Board. A current copy of the charter of our Audit Committee is available on the Investors page on our website located at www.swseedco.com.

Report of the Audit Committee

The following is the report of the Audit Committee with respect to the Company's audited financial statements for the year ended June 30, 2017. The information contained in this report shall not be deemed "soliciting material" or otherwise considered "filed" with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2017 with our management. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, as amended, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants' communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence.

Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended 2017. Our Board has approved this inclusion.

AUDIT COMMITTEE

Grover T. Wickersham (Chair)
David A. Fischhoff, Ph.D.
Charles B. Seidler

Compensation Committee

As of the date of this proxy statement, the members of the Compensation Committee are Messrs. Matina and Seidler and Dr. Fischhoff. Mr. Matina serves as chairman of the committee. Our Board has determined that each member of our Compensation Committee meets the requirements for independence under the current NASDAQ rules, the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act and the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code. The Compensation Committee is responsible for, among other things:

  overseeing our compensation policies, plans and benefit programs and making recommendations to the Board with respect to improvements or changes to the compensation plans and adoption of other plans;

  reviewing and approving with respect to our executive officers: annual base salaries, annual incentive bonuses, equity compensation, employment agreements, severance arrangements and change of control agreements/provisions, signing bonuses or payments of relocation costs and any other benefits, compensation or arrangements;

  evaluating and approving the corporate and individual goals and objectives relevant to the compensation of our executive officers; and

  administering our equity compensation plans.

The Compensation Committee acts under a written charter adopted and approved by our Board. A current copy of the charter of our Compensation Committee is available on the Investors page on our website located at www.swseedco.com.

Typically, the Compensation Committee meets approximately four times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chairman of the Board. The Compensation Committee meets regularly in executive session. However, from time to time, other directors and outside advisors or consultants may be invited to participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. The Compensation Committee has the authority to obtain, at our expense, such advice or assistance from consultants, legal counsel, accounting or other advisors as it deems appropriate to perform its duties. Without limiting the generality of the foregoing, the Compensation Committee may retain or obtain the advice of compensation consulting firms to assist in the performance of its duties and to determine and approve the terms, fees and costs of such engagements. Under its charter, prior to selecting, or receiving advice from, any consultant or advisor, the Compensation Committee is required to consider the independence of such advisor based on any applicable criteria specified by the SEC or NASDAQ, including the independence factors listed in NASDAQ Rule 5605(d)(3). However, the Compensation Committee is not prohibited from obtaining advice from advisors that it determines are not independent. During fiscal 2017, the Compensation Committee did not retain the services of any outside consultants.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2017 are described in greater detail in the Executive Compensation section of this Proxy Statement.

Nominating and Governance Committee

As of the date of this proxy statement, the members of the Nominating and Governance Committee are Messrs. Seidler and Wickersham and Dr. Fischhoff. Mr. Seidler serves as chairman of the committee. Our Board has determined that each member of our Nominating and Governance Committee meets the requirements for independence under the current rules of the SEC and NASDAQ.

The goal of the Nominating and Governance Committee is to ensure that the members of our Board have a variety of perspectives and skills derived from high-quality business and professional experience. The Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. To this end, the committee seeks nominees with high professional and personal integrity, an understanding of our business lines and industry, diversity of business experience and expertise, broad-based business acumen and the ability to think strategically. Although neither we nor our Nominating and Governance Committee has a formal policy about diversity in the nominee selection process, our Nominating and Governance Committee charter states that the committee's goal is to develop a diverse and experienced board. In the context of the existing composition and needs of the board and its committees, the Nominating and Governance Committee considers various factors, including, but not limited to, independence, age, diversity (which, in this context, means race, ethnicity and gender), integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry. Although the Nominating and Governance Committee uses these and other criteria to evaluate potential nominees, we have not established any particular minimum criteria for nominees. After its evaluation of potential nominees, the committee submits nominees to the Board for approval. When appropriate, the Nominating and Governance Committee may in the future retain executive recruitment firms to assist in identifying suitable candidates but has not done so in connection with the Annual Meeting.

The Nominating and Governance Committee is responsible for, among other things:

  assisting our Board in identifying prospective director nominees and recommending to our Board the director nominees for each annual meeting of stockholders;

  evaluating the performance of current members of our Board;

  ensuring that our Board is properly constituted to meet its fiduciary obligations to us and our stockholders and that we follow appropriate governance standards;

  developing principles of corporate governance and recommending them to our Board;

  overseeing compliance by our Board and its committees with applicable laws and regulations, including those promulgated by the rules of the SEC and NASDAQ; and

  overseeing the evaluation of our Board and recommending compensation of Board members.

The Nominating and Governance Committee acts under a written charter adopted and approved by our Board. A current copy of the charter of our Nominating and Governance Committee is available on the Investors page on our website located at www.swseedco.com.

Finance Committee

The Finance Committee provides ad-hoc recommendations and guidance to the full Board on issues related to the financing of the Company. As of the date of this proxy statement, the Finance Committee was comprised of Messrs. Matina, Seidler and Wong, with Mr. Matina serving as chairman.

Acquisition and Strategy Committee

The Acquisition and Strategy Committee provides ad-hoc recommendations and guidance to the full Board in connection with identifying and pricing potential acquisition candidates and transactions. As of the date of this proxy statement, the Acquisition and Strategy Committee was comprised of Messrs. Matina, Seidler and Wong, with Mr. Matina serving as chairman.

Board Independence

At all times throughout fiscal 2017, our Board consisted of a majority of independent directors. Of our seven current directors, throughout fiscal 2017 only the Chief Executive Officer was an employee. Our Board consults with our counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ Capital Market, as in effect from time to time. Our Board has affirmatively determined that Dr. Fischhoff, Ms. Madere and Messrs. Matina, Seidler, Straus and Wickersham, representing a majority of the director nominees, are "independent directors" as defined under the rules of the SEC and NASDAQ. In reaching its conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between us and each of the directors, including those discussed under the caption "Transactions with Related Persons" below. Our Board determined that any relationships that exist or existed in the past between us and each of the foregoing nominees, if any, were immaterial on the basis of the information set forth in the above-referenced sections.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board has a policy of conducting executive sessions of the independent directors. The Board holds regular executive sessions of the independent directors at least four times per year in connection with regularly-scheduled Board meetings and holds executive sessions at other times throughout the year as needed or desired. These directors may designate one of their number to preside at each session, although it need not be the same director at each session. Regardless of the fact that these executive sessions are required by NASDAQ, we believe they are important vehicles to encourage open communication. Whether a presiding director is selected for each session or not, one among the directors present is designated to communicate the results of each such meeting to the full Board.

Board Meetings and Attendance

The Board met six times in fiscal 2017. Each member of the Board attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board held during the period for which such person has been a director, and (ii) the total number of meetings held by each committee of the Board on which such person served during the periods that such person served.

Board Attendance at Annual Stockholder Meetings

Our directors are strongly encouraged to attend each annual meeting of stockholders, although such attendance is not required. All of our then-current directors attended the 2016 Annual Meeting of Stockholders.

Board Leadership

The Board does not have a formal policy on whether or not the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The Board believes that it should be free to make a choice from time to time in any manner that is in the best interests of our company and our stockholders. Currently, we separate the role of Chairman and Chief Executive Officer. Mr. Harvey serves as the Chairman and Mr. Grewal served as Chief Executive Officer through June 19, 2017, and Mr. Wong assumed that role upon the departure of Mr. Grewal. The Board believes that this separation is presently appropriate as it allows the Chief Executive Officer to focus primarily on leading the day-to-day operations of our company, while the Chairman can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance and other stockholder issues.

Each of the committees of the Board consists entirely of independent directors.

Our Chairman is selected by a majority of the Board. The Chairman may be replaced at any time by a vote of a majority of the Board then serving; provided, however, that the Chairman may not be removed as a director of the Company except in accordance with the Nevada Revised Statutes, our Bylaws, and other applicable law.

Role of the Board in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board, our senior management are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. This involvement of the Board in setting our business strategy is a key part of its oversight of risk management, its assessment of management's appetite for risk and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board, and each committee meets with key management personnel and representatives of outside advisors as necessary. Additionally, senior management makes itself available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our Board committees oversees certain aspects of risk management.

Board/Committee	Primary Areas of Risk Oversight

Full Board

Strategic, financial and execution risks and exposures associated with our business strategy, product innovation and sales road map, policy matters, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures

Audit Committee

Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, investment guidelines and credit and liquidity matters, internal investigations and enterprise risks

Compensation Committee

Risks and exposures associated with leadership assessment, executive compensation policies and practices and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking

Nominating and Governance Committee	Risks and exposures associated with director and senior management succession planning, director independence, corporate governance and overall Board effectiveness

Additional review or reporting on enterprise risks will be conducted as needed or as requested by the Board or a committee thereof.

Stockholder Communications with the Board of Directors

Stockholders and interested parties who wish to contact our Board, our Chairman, any other individual director, or the non-management or independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of our Corporate Secretary. Email correspondence of this nature should be sent to secretary@swseedco.com, and other written correspondence should be addressed to S&W Seed Company, 106 K Street, Suite 300, Sacramento, California 95814, Attention: Secretary.

Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its members. These communications will be reviewed by our Corporate Secretary, who will then determine whether the communication is appropriate for presentation to the Board or the relevant director. The purposes of this screening is to avoid the Board having to consider spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate or irrelevant material. The Corporate Secretary will determine, in her discretion, whether any response is necessary and may forward certain correspondence, such as customer-related inquiries, elsewhere within our company for review and possible response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating and Governance Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.

Code of Business Conduct and Ethics

Our Board values effective corporate governance and adherence to high ethical standards. As such, our Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors, including our senior executive and financial officers. Our Code of Business Conduct and Ethics is available on our corporate website located at www.swseedco.com/investors.

We will provide our code of ethics in print without charge to any stockholder who makes a written request to: S&W Seed Company, 106 K Street, Suite 300, Sacramento, California 95814, Attention: Secretary, or by e-mail to secretary@swseedco.com. Any waivers of the application of, and any amendments to, our code of ethics must be made by our Board and will be disclosed promptly on our Internet website, www.swseedco.com.

Corporate Governance

Our Board believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our Board has implemented many "best practices" in the area of corporate governance, including the establishment of separate committees of our board, careful annual review of the independence of our Audit and Compensation Committee members, maintenance of a majority of independent directors, and written expectations of management, among other things.

Director Compensation

Overview

Our director compensation programs are designed to provide an appropriate incentive to attract and retain qualified non-employee board members. The Nominating and Governance Committee is responsible for reviewing the equity and cash compensation for directors on an annual basis and making recommendations to the Board, in the event it determines changes are needed.

Summary Director Compensation Table

The following table summarizes the fiscal 2017 compensation earned by each person who served on the Board at any time during fiscal 2017, other than Mr. Grewal, our former President and Chief Executive Officer, whose compensation is described under "Executive Compensation" beginning on page 29.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Glen D. Bornt	18,750		22,501	9,773	51,024
David A. Fischhoff, Ph.D. (2)	22,876		25,873	11,238	59,987
Michael M. Fleming (3)	6,250		-	-	6,250
Mark J. Harvey	178,750	(4)	-	-	178,750
Alexander C. Matina	38,750		30,001	13,030	81,781
Charles B. Seidler	33,500		27,750	12,052	73,302
Grover T. Wickersham	68,875		27,374	11,889	108,138
Mark W. Wong	57,250	(5)	31,502	13,682	102,434

____________

(1) The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to the directors as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date. These amounts do not correspond to the actual value that may be realized by the directors upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 20, 2017.

(2) Dr. Fischhoff was elected to the Board in December 2016.

(3) Mr. Fleming did not stand for reelection at our Annual Meeting of Stockholders held in December 2016.

(4) This amount includes an annual stipend of $175,000 paid to Mr. Harvey for his role as Non-Executive Chairman of the Board, in addition to the per meeting fees for serving as a Member of SGI's Board.

(5) Mr. Wong was paid an additional $5,000 per quarter to consult with the Chairman, the full board or any committee thereof. This arrangement ceased with Mr. Wong's appointment as our Chief Executive Officer and President in June 2017.

Annual Retainer and Per Meeting Fees for Non-Employee Directors

Directors who are also our employees do not receive any additional compensation for their service on the Board. Other than our Chairman and Vice Chairman of the Board, non-employee directors receive an annual cash retainer of $30,000. In fiscal 2017, the Chairman of the Board and the Vice Chairman of the Board were paid an annual cash retainer of $175,000 and $75,000, respectively, payable monthly. Michael M. Fleming, the Chairman of the Audit Committee (until December 2016) and the Compensation Committee (through December 2015), as well as serving as lead independent director (until December 2016), was paid an additional $20,000 cash retainer in fiscal 2017 for his service in those capacities.

In addition to the annual retainer, non-employee directors receive:

  an annual restricted stock unit award for a number of shares equal to $22,500 divided by the price per share of our common stock on the date of grant; and

  an annual option grant to purchase a number of shares equal to $22,500 divided by the price per share of our common stock on the date of grant.

For service on the various committees of our Board, our non-employee directors receive:

  an annual retainer of $25,000, $20,000, $15,000, $15,000 and $25,000 for service as chair of our Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee and Acquisition and Strategy Committee, respectively; and

  an annual retainer of $12,500, $10,000, $7,500, $7,500 and $25,000 for service as a member of our Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee and Acquisition and Strategy Committee, respectively.

These committee retainers are paid 70% in cash and 30% in equity, with the equity portion divided equally into:

  a restricted stock unit award for a number of shares based on the price per share of our common stock on the date of grant; and

  an option grant to purchase a number of shares based on the price per share of our common stock on the date of grant.

These equity awards are granted following our annual stockholders meeting each year, and vest on the one-year anniversary of the date of grant.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings and for other company-related out-of-pocket expenses they may incur.

EXECUTIVE OFFICERS

The following table sets forth the name and certain information as of the date of this proxy statement about our executive officers who are not members of our Board. Biographical information about Mark W. Wong, our President and Chief Executive Officer, can be found on page 15.

Name	Age	Position
Danielson B. Gardner	51	Chief Marketing and Technology Officer
Dennis C. Jury	57	Executive Vice President of Operations and Chief Operating Officer
Matthew K. Szot	43	Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer

Mr. Gardner joined our Company in October 2012 as Vice President of Breeding and Genetics. In August 2016, he was promoted to the newly-created executive office position of Chief Marketing and Technology Officer. For 18 years prior to joining S&W, he served in various positions in breeding and international sales at Dairyland Seed Co., a Dow AgroSciences subsidiary. His most recent position at Dairyland, which he held from June 2008 until his departure in October 2012, was International Distribution Manager. He also served as Alfalfa Breeder for Dairyland from March 1994 until October 2012. Mr. Gardner currently sits on the board of the California Seed Association. He received a B.S. degree in Genetics from the University of California at Davis and later graduated from its Plant Breeding Academy.

Mr. Jury has served as our Executive Vice President of Operations and Chief Operating Officer since April 2013. He also serves as Chief Executive and Managing Director of our subsidiary, Seed Genetics International Pty Ltd ("SGI"). Mr. Jury served as SGI's Managing Director from July 2009 until April 2013. He is a veteran of the agricultural industry, having worked for ICI Crop Care, Schering Ag, and South Australian Seedgrowers Cooperative in various roles including territory sales, territory manager, and product and market development manager, before joining SGI in August 2003 as Business Manager. Mr. Jury received a B.S. degree in Agricultural Science from the Waite Agricultural Research Institute in Urbrae, South Australia and an M.B.A. from the University of Adelaide Graduate School of Management.

Mr. Szot has served as our Chief Financial Officer and Treasurer since March 2010. In August 2014, he was designated our Executive Vice President of Finance and Administration, after having held the title of Senior Vice President prior thereto. Mr. Szot also serves as a member of the Board of our wholly owned subsidiaries, S&W Seed Australia Pty Ltd and Seed Genetics International Pty Ltd. Mr. Szot is also currently a Director and serves as Chairman of the Audit Committee and Compensation Committees of SenesTech, a publicly traded life science company focused on animal health. From February 2007 until October 2011, Mr. Szot served as the Chief Financial Officer for Cardiff Partners, LLC, a strategic consulting company that provided executive financial services to various publicly traded and privately held companies. From 2003 to December 2006, Mr. Szot served as Chief Financial Officer and Secretary of Rip Curl, Inc., a market leader in wetsuit and action sports apparel products. From 1996 to 2003, Mr. Szot was a Certified Public Accountant with KPMG and served as an Audit Manager for various publicly traded companies. Mr. Szot received a B.S. degree in Agricultural Economics/Accountancy from the University of Illinois, Champaign-Urbana and is a Certified Public Accountant in the State of California.

Employment Agreements with Named Executive Officers

Grewal Employment Agreement

In March 2016, we entered into a three-year employment agreement with Mark S. Grewal (the "Grewal Employment Agreement"), effective January 1, 2016 and expiring on December 31, 2018, which is no longer effective following Mr. Grewal's June 19, 2017 resignation. The principal terms of the Grewal Employment Agreement were as follows:

  Mr. Grewal will continue to serve as our President and Chief Executive Officer.

  Mr. Grewal's annual Base Salary is initially fixed at $350,000 per year, which is the salary we have paid him as of January 1, 2015. The Base Salary is subject to periodic review by the Compensation Committee, but may not be reduced other than pursuant to a reduction that is also applied similarly to all other executive officers or to give effect to executive compensation policies and guidelines of the Compensation Committee, as publicized in Securities and Exchange Commission filings.

  Bonus compensation will be payable in the discretion of the Compensation Committee upon consideration of personal and company financial goals mutually agreed upon by the Compensation Committee and Mr. Grewal. Initially, an annual incentive bonus of up to 100% of the Base Salary may be paid, which is payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals will be subject to annual review.

  Mr. Grewal will continue to be eligible to participate in our equity incentive plan or plans in effect from time to time and will be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

  Mr. Grewal will be entitled to various executive benefits and perquisites, including, without limitation, all generally provided company employee benefits, plus the use of a company-provided automobile, reimbursement of certain country club expenses and life insurance purchased for his beneficiaries by us.

  In the event Mr. Grewal's employment is terminated without cause (as defined in the Grewal Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current Base Salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

  In the event of a change of control, and provided that Mr. Grewal is not offered a comparable position (as defined in the Grewal Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual Base Salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year's targeted incentive bonus compensation, multiplied by a factor of two; provided, however, that the multiplier will be increased to a factor of three in the event the price of our Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, we will pay, or cause to be paid, Mr. Grewal's health insurance premiums for two years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for three years.

  Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

Mr. Grewal resigned as our President, Chief Executive Officer and a director in June 2017. In connection with his resignation, we entered into a Resignation and Consulting Agreement with Mr. Grewal (the "Separation Agreement"). The Separation Agreement reaffirmed and confirmed the benefits we had previously agreed to bestow upon Mr. Grewal in the event of his departure, including, among other provisions, the accelerated vesting of his previously-awarded equity grants, the continued payment of his Base Salary for the 12-month period following his departure, his cash bonus for fiscal 2017 in the amount of $175,000 and the payment of health insurance benefits for the period and to the extent provided in the Grewal Employment Agreement. He also took personal possession of his company-owned vehicle. We and Mr. Grewal further agreed to a two-year consulting arrangement under the terms of which Mr. Grewal will provide up to 20 hours per month of consulting services on an as-requested basis, for which we will pay the annualized rate of $87,500, payable quarterly.

Wong Employment Agreement

On June 19, 2017 in connection with his appointment as President and Chief Executive Officer, we entered into an employment agreement with Mr. Wong (the "Wong Employment Agreement"), pursuant to which Mr. Wong is entitled to receive the following compensation:

  annual base salary of $350,000;

  eligibility to receive an annual performance bonus, with an initial target bonus of up to $800,000, payable 70% in equity awards and 30% in cash, of which his cash portion for fiscal year 2018 is guaranteed at a minimum of $240,000; and

  an initial stock option grant under the Company's Amended and Restated 2009 Equity Incentive Plan, exercisable for up to 150,000 shares of the Company's common stock at an exercise price per share equal to the fair market value on the date of grant, all of which shares will be subject to monthly vesting over a three-year period.

In addition, Mr. Wong is entitled to reimbursement of certain business and travel expenses, including up to $5,000 per month for expenses related to commuting from Colorado to our offices in Sacramento, California. The Wong Employment Agreement also provides that, in the event Mr. Wong's employment is terminated without cause, or he resigns for good reason (each as defined in the Wong Employment Agreement) he will be entitled to:

  the vesting of all of his outstanding equity awards will immediately accelerate in full as of the date of such termination or resignation, and the exercise period for each stock option held as of the date of termination will be extended to the remainder of the full term of the option, and

  (i) a cash severance payment equal to twelve months of his base salary in effect at the time of his termination, plus the full amount of the possible bonus compensation to which he would have been entitled for the current year (the "Cash Severance Payment"), and (ii) payment of health insurance premiums for twelve months, all subject to the Company's timely receipt of an effective release and waiver of claims from Mr. Wong.

In addition, in the event of a change of control, or in the event we sell all or substantially all of our assets, and Mr. Wong is not offered a comparable position with the successor-in-interest resulting from such transaction, he will be entitled to receive (x) an amount equal to the Cash Severance Payment multiplied by two (provided that the multiplier shall be increased to three in the event the price of our common stock payable in connection with such transaction is at least $10 per share); and (y) payment of health insurance premiums for two years from the date of such transaction (or three years in the event the price of our common stock payable in connection with such transaction is at least $10 per share). Further, provided that Mr. Wong is employed by us immediately prior to any such change in control transaction, the vesting of all of his outstanding equity will accelerate in full as of immediately prior to the effective time of such transaction, and the exercise period for each stock option held as of the date of such transaction will be extended to the remainder of the full term of the option.

Szot Employment Agreement

In March 2016, we entered into a three-year employment agreement with Mr. Szot, effective January 1, 2016 and expiring on December 31, 2018. The principal terms of Mr. Szot's employment agreement are as follows:

  Mr. Szot will continue to serve as our Executive Vice President of Finance and Administration and Chief Financial Officer.

  Mr. Szot's annual Base Salary is initially fixed at $285,000, which is the salary we have paid him as of January 1, 2015. The Base Salary is subject to periodic review (not less frequently than annually).

  Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and Company financial goals mutually agreed upon by the Compensation Committee and Mr. Szot. Initially, an annual incentive bonus of up to 100% of the Base Salary may be paid, which is payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals will be subject to annual review.

  Mr. Szot will continue to be eligible to participate in our equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

  Mr. Szot will be entitled to various executive benefits and perquisites, including, without limitation, all generally provided company employee benefits, plus life insurance purchased for his beneficiaries by us.

  In the event Mr. Szot's employment is terminated without cause (as defined in the Szot Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current Base Salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

  In the event of a change of control, and provided that Mr. Szot is not offered a comparable position (as defined in the Szot Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual Base Salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year's targeted incentive bonus compensation, multiplied by a factor of 1.5; provided, however, that the multiplier shall be increased to a factor of two in the event the price of our Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, we will pay, or cause to be paid, Mr. Szot's health insurance premiums for one and a half years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for two years.

  Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

Jury Employment Agreement

In March 2016, we entered into a new three-year employment agreement with Mr. Jury, effective January 1, 2016 and expiring on December 31, 2018, which complements and is intended to supplement his separate employment agreement entered into with our Australian subsidiary, Seed Genetics International Pty Ltd. ("SGI"). Certain matters pertaining to Mr. Jury's employment are governed by Australian law and therefore, in certain respects, his employment agreement differs from those entered into with other officers. However, in key respects, including the determination of bonus compensation and payments upon a change of control, the terms of Mr. Jury's employment agreement parallel terms of Mr. Szot's employment agreement as described above. The Jury Employment Agreement includes the following key terms:

  Mr. Jury will continue to serve as our Executive Vice President of Operations and Chief Operating Officer.

  Mr. Jury's compensation will continue to be governed primarily pursuant to the terms and conditions of the SGI Contract of Employment, with oversight provided by the Compensation Committee.

  Bonus compensation shall be payable in the discretion of the Compensation Committee upon consideration of personal and company financial goals mutually agreed upon by the Compensation Committee and Mr. Jury. Initially, an annual incentive bonus of up to 100% of the Base Salary may be paid, which is payable 65% in cash and 35% in equity. The amount of the bonus compensation, allocation between cash and equity and the target goals will be subject to annual review.

  Mr. Jury will continue to be eligible to participate in our equity incentive plan or plans in effect from time to time and shall be considered for grants and awards at such times and in such amounts as shall be deemed appropriate by the Compensation Committee.

  Mr. Jury's executive benefits and perquisites will continue to be governed primarily pursuant to the SGI Contract of Employment or as otherwise made available to employees of SGI generally. In addition, we will purchase for his beneficiaries a term life insurance policy.

  In the event Mr. Jury's employment is terminated without cause (as defined in the Jury Employment Agreement), he will be entitled to receive a cash severance payment equal to 12 months of his then-current Base Salary, plus the cash value of the maximum incentive bonus compensation to which he could be entitled for the current year.

  In the event of a change of control, and provided that Mr. Jury is not offered a comparable position (as defined in the Jury Employment Agreement) by the surviving company, he will be entitled to a severance payment equal to (a) his annual Base Salary as in effect immediately before the change of control transaction plus (b) the full amount of the current year's targeted incentive bonus compensation, multiplied by a factor of 1.5; provided, however, that the multiplier shall be increased to a factor of two in the event the price of our Common Stock payable in connection with the change of control transaction is at least $10 per share. In addition, we will pay, or cause to be paid, Mr. Jury's health insurance premiums for one and a half years from the date of the change of control transaction or, in the event the transaction price is at least $10 per share, for two years.

  Whether due to a termination without cause or a change of control, all equity grants and awards shall vest in full and be non-forfeitable immediately before the date of termination on a termination without cause or the change of control event.

The principal terms of Mr. Jury's employment agreement with SGI include:

  Mr. Jury will continue to serve as General Manager of SGI.

  Mr. Jury's compensation includes a (i) base salary of AUD $237,012; and (ii) 9.5% company contribution to his superannuation (retirement) fund.

Each of the above employment agreements defines "change-of-control" as the sale of all or substantially all of the assets of the Company or the acquisition of the Company by another entity by means of consolidation or merger after which the then S&W stockholders before the transaction hold less than 50% of the voting power of the surviving corporation; provided, however, that a reincorporation of the Company will not be deemed a Change of Control.

EXECUTIVE COMPENSATION

As a smaller reporting company, we are not required to provide a separately-captioned "Compensation Discussion and Analysis" (a "CD&A") section. However, in order to provide a greater understanding to our stockholders regarding our compensation policies and decisions with respect to our Named Executive Officers, we are including the following narrative disclosure to highlight salient portions of a typical CD&A. This narrative disclosure should be read in conjunction with the Summary Compensation Table and related tables that are presented elsewhere in this proxy statement.

Compensation Philosophy and Processes

Compensation for our executives and key employees is designed to attract and retain people who share our vision and values and who can consistently perform in such a manner that enables the Company to achieve its strategic goals. The Compensation Committee believes that the total compensation package for each of our executive officers is competitive with the market, thereby allowing us to retain executive talent capable of leveraging the skills of our employees and our unique assets in order to increase stockholder value. Our Named Executive Officers refers to those executive officers identified in the Summary Compensation Table below. Our Named Executive Officers for fiscal year 2017 included the following individuals: Mark S. Grewal, President and Chief Executive Officer through June 19, 2017; Mark W. Wong, President and Chief Executive Officer beginning on June 19, 2017; Matthew K. Szot, Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer; and Dennis C. Jury, Executive Vice President of Operations and Chief Operating Officer.

The Company's executive compensation programs are designed to (1) motivate and reward our executive officers, (2) retain our executive officers and encourage their quality service, (3) incentivize our executive officers to appropriately manage risks while improving our financial results, and (4) align executive officers' interests with those of our stockholders. Under these programs, our executive officers are rewarded for the achievement of company objectives and the realization of increased stockholder value.

The program seeks to remain competitive with the market while also aligning the executive compensation program with stockholder interests through the following types of compensation: (i) base salary; (ii) annual cash-based incentive bonuses; and (iii) equity-based incentive awards.

Key Executive Compensation Objectives

The compensation policies developed by the Compensation Committee are based on the philosophy that compensation should reflect both Company-wide performance, financially and operationally, and the individual performance of the executive, including management of personnel under his supervision. The Compensation Committee's objectives when setting compensation for our executive officers include:

  Setting compensation levels that are sufficiently competitive such that they will motivate and reward the highest quality individuals to contribute to our goals, objectives and overall financial success. This is done in part through reviewing and comparing the compensation of other companies in our peer group.

  Retaining executives and encouraging their continued quality service, thereby encouraging and maintaining continuity of the management team. Our competitive base salaries combined with cash and equity incentive bonuses, retirement plan benefits and the vesting requirements of our equity-based incentive awards, encourage high-performing executives to remain with the Company.

  Incentivizing executives to appropriately manage risks while attempting to improve our financial results, performance and condition.

  Aligning executive and stockholder interests. The Compensation Committee believes the use of equity compensation as a key component of executive compensation is a valuable tool for aligning the interests of our executive officers with those of our stockholders.

Our compensation program is designed to reward superior performance of both the Company and each individual executive and seeks to encourage actions that drive our business strategy. In fiscal 2016, we instituted a process by which the Compensation Committee or a member thereof, meets with each of our executives quarterly to review performance, goals and expectations so that our annual compensation decisions, when made, will be more transparent. We found this regular line of communication to be helpful, both for our executives and for the Compensation Committee, and as such, the process continued in fiscal 2017.

Oversight of Executive Compensation

The Role of the Compensation Committee in Setting Compensation. Our Compensation Committee determines and recommends to our Board the compensation of our executive officers. The Compensation Committee also administers the 2009 Plan (defined below). The Compensation Committee reviews base salary levels for executive officers of our company and recommends raises and bonuses based upon the company's achievements, individual performance and competitive and market conditions. The Compensation Committee may delegate certain of its responsibilities, as it deems appropriate, to compensation subcommittees or to our officers, but it has not elected to do so to date.

The Role of Executives in Setting Compensation. While the Compensation Committee does not delegate any of its functions to others in setting the compensation of senior management, it includes members of senior management in the Compensation Committee's executive compensation process. We have asked each of our senior executives to annually provide us with input with regard to their goals for the coming year. These proposals include suggested company-wide and individual performance goals. The individual goals include not only the goals of such executive but also goals of the employees for whom the executive is responsible. The Compensation Committee reviews these proposals with the executives and provides the Committee's perspective on those aspects that the Committee may feel should be modified. Quarterly meetings with the executives will permit an ongoing dialog to further our goal of enhancing communication and managing expectations regarding compensation matters.

The Role of Consultants in Setting Compensation. In fiscal 2017, the Compensation Committee did not retain compensation consultants to assist it in its review of executive compensation although it is empowered by its charter to do so. As the Compensation Committee deems necessary or helpful, it may retain the services of compensation consultants in connection with the establishment and development of our compensation philosophy and programs in the future.

Compensation Risk Assessment

As part of its risk assessment process, the Compensation Committee reviewed material elements of executive and non-executive employee compensation. The Compensation Committee concluded that these policies and practices do not create risk that is reasonably likely to have a material adverse effect on the Company.

The structure of our compensation program for our executive officers does not incentivize unnecessary or excessive risk taking. The base salary component of compensation does not encourage risk taking because it is a fixed amount. The incentive plan awards have risk-limiting characteristics:

  Annual incentive awards to each of our executive officers are limited to the fixed maximum specified in the incentive plan;

  Annual incentive awards are based on a review of a variety of performance factors, thus diversifying the risk associated with any single aspect of performance;

  The Compensation Committee, which is composed of independent members of our Board, approves final incentive plan cash and stock awards in its discretion after reviewing executive and corporate performance; and

  The significant portion of long-term value is delivered in shares of the Company with a multi-year vesting schedule, which aligns the interests of our executive officers to the long-term interests of our stockholders.

Elements of Compensation

The material elements of the compensation program for our Named Executive Officers include: (i) base salary; (ii) cash-based incentive bonuses; and (iii) equity-based incentive awards.

Base Salaries. We provide our Named Executive Officers with a base salary to compensate them for services rendered during the fiscal year and sustained performance. The purpose of the base salary is to reflect job responsibilities, value to us and competitiveness of the market. Salaries for our Named Executive Officers are determined by the Compensation Committee based on the following factors: nature and responsibility of the position and, to the extent available, salary norms for comparable positions; the expertise of the individual executive; and the competitiveness of the market for the executive's services.

Performance Cash-Based Incentive Bonuses. Our practice is to award cash-based incentive bonuses, based in part on the achievement of performance objectives or significant accomplishments as established by the Compensation Committee from time-to-time in its discretion. These performance objectives and significant accomplishments are, in part, developed in partnership with the executive and are discussed on an ongoing basis throughout the year.

Equity-Based Incentive Awards. Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is responsible for approving equity grants. As of the end of fiscal 2017, our Named Executive Officers have been granted both stock option awards and restricted stock units. Vesting of the stock option and restricted stock unit awards is tied to continuous service with us and serves as an additional retention measure and long-term incentive.

Key Compensation Decisions and Developments for Fiscal Year 2017

For fiscal 2017, each of our Named Executive Officers was entitled to receive an annual discretionary incentive bonus of up to 100% of his base salary, payable 65% in cash and 35% in equity. Following the completion of the 2017 fiscal year, each of these executive officers evaluated himself against his specific goals and presented his assessment to the Compensation Committee. The Compensation Committee followed with its own review of these self-assessments, in addition to its review of the fiscal 2017 corporate goals and objectives for these executive officers and their performance in light of these goals and objectives. Based on its review, in September 2017 the Compensation Committee determined the fiscal 2017 cash and equity incentive awards for our Named Executive Officers, as follows:

Matthew K. Szot	75% of base salary
Dennis C. Jury	30% of base salary

Mark W. Wong, our Chief Executive Officer and President, was appointed on June 19, 2017, 12 days before the fiscal year end. Accordingly, Mr. Wong was only compensated as an executive officer for the last 12 days of fiscal 2017 and was not eligible to receive an annual incentive bonus for fiscal 2017. Mark S. Grewal, our former Chief Executive Officer and President, served until June 19, 2017. Accordingly, Mr. Grewal was not eligible to receive an annual incentive bonus for fiscal 2017.

  Base Pay. Pursuant to their respective employment agreements entered into in March 2016, the current base salaries for our Named Executive Officers eligible to receive an annual incentive bonus is as follows:

Matthew K. Szot	$ 285,000
Dennis C. Jury	$ 178,636

The above base salaries were fixed in 2015 and have remained in place since that time. Mr. Jury's base salary has been converted from Australian dollars to U.S. dollars based on an exchange rate of .7537, which was the average exchange rate during fiscal 2017.

  Cash-Based Incentive Compensation. 65% of each such executive's bonus was payable in cash. The following cash incentive bonuses were determined in September 2017 for performance during fiscal 2017:

Matthew K. Szot	$ 138,938
Dennis C. Jury	$ 34,835

Mr. Jury's cash bonus has been converted from Australian dollars to U.S. dollars based on an exchange rate of .7537, which was the exchange rate at the time the bonuses were awarded. In connection with Mr. Grewal's June 2017 departure, Mr. Grewal received a cash payment of $175,000 in lieu of a cash bonus for fiscal year 2017.

  Equity-Based Incentive Compensation. The remaining 35% of each such executive's total bonus was payable in equity and divided equally into a restricted stock unit award and a stock option grant. Based on the final assessments of the Compensation Committee, in September 2017, these executive officers were granted the following equity incentive awards out of our Amended and Restated 2009 Equity Incentive Plan:

Named Executive Officer	Stock Options	Restricted Stock Units ("RSUs")	Dollar Value of Options and RSUs
Matthew K. Szot	29,687	12,066	$74,812
Dennis C. Jury	15,625	6,351	$18,756

All of the options and restricted stock units awarded as incentive bonus compensation vest quarterly over three years, commencing on October 1, 2017.

Executive Officer Compensation

Summary Compensation Table

The following table sets forth certain information regarding the compensation earned during fiscal 2017 by (i) the two individuals who served as Chief Executive Officer during fiscal 2017, and (ii) our two most highly compensated executive officers other than our Chief Executive Officer who were serving as executive officers at the end of the end of fiscal 2017. These individuals are referred to herein as our "Named Executive Officers."

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)		Total ($)
Mark W. Wong (1)	2017	5,385		-	-	235,806	102,434	(2)	343,624
President and Chief Executive Officer	2016	-		-	-	-	75,441	(2)	75,441

Mark S. Grewal (4)	2017	345,983		136,500	36,751	37,734	10,841	(5)	567,809
Former President and Chief Executive Officer	2016	347,654		-	119,000	141,796	21,594	(5)	630,044

Matthew K. Szot	2017	285,000		148,200	39,901	40,968	14,600	(6)	528,669
Executive Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2016	282,997		-	119,000	101,283	15,400	(6)	518,680

Dennis C. Jury (7)	2017	169,230	(8)	58,057	15,552	15,969	29,859	(9)	288,667
Executive Vice President of Operations and Chief Operating Officer	2016	163,588	(8)	-	39,665	-	30,391	(9)	233,644

__________

(1) Mr. Wong was appointed President and Chief Executive Officer upon the resignation of Mr. Grewal on June 19, 2017.

(2) Prior to Mr. Wong's appointment as President and Chief Executive Officer, Mr. Wong received compensation as an independent director in the amount of $102,434 for the year ended June 30, 2017. Refer to the director summary compensation table for the break-down of these director compensation fees.

(3) The amounts shown for stock awards and option awards represent the aggregate grant date fair value of such awards granted to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation-Stock Compensation. For each award, the grant date fair value is calculated using the closing price of our common stock on the grant date and, in the case of the restricted stock awards, assuming 100% probability of achievement of conditions for full vesting as of the grant date. These amounts do not correspond to the actual value that may be realized by the Named Executive Officers upon vesting or exercise of such awards. For information on the assumptions used to calculate the value of the awards, refer to Note 13 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

(4) Mr. Grewal resigned as President, Chief Executive Officer and a director on June 19, 2017.

(5) Includes (a) $10,801 and $10,400 in 401(k) matching employer contributions for fiscal 2017 and 2016, respectively; (b) $0 and $10,500 vehicle allowance in 2017 and 2016; and (c) $9,400 and $6,000 in 2017 and 2016, respectively, representing the personal use benefit related to a country club membership, used primarily for business purposes.

(6) Includes (a) $10,600 and $10,400 in 401(k) matching employer contributions for fiscal 2017 and 2016; and (b) $4,000 and $5,000 in SGI board fees in 2017 and 2016.

(7) Mr. Jury is paid in Australian dollars, while the dollar amounts in the table are in U.S. dollars, using the average exchange rate over the applicable fiscal year. The exchange rate applied was 0.7537 in fiscal 2017 and 0.7286 in fiscal 2016.

(8) Mr. Jury's salary in Australian dollars was $237,012 in fiscal 2017 and $237,012 in fiscal 2016.

(9) Includes for fiscal 2017: (a) $16,453 (AUD $21,830) for the company's superannuation guarantee contribution; and (b) $4,000 for SGI board fees. Includes for fiscal 2016: (a) $16,299 (AUD $22,370) for the company's superannuation guarantee contribution; and (b) $5,000 for SGI board fees.

Outstanding Equity Awards at Fiscal Year End 2017

The following table sets forth information regarding each unexercised option award held by our Named Executive Officers as of June 30, 2017.

						Stock Awards
						Number		Market
						of Shares		Value of
						or Units		Shares or
	Option Awards					of Stock		Units of
	Number of Securities			Option		that have		Stock that
	Underlying Unexercised			Exercise	Option	not		have not
	Options (#)			Price	Expiration	Vested		Vested
	Exercisable	Unexercisable		($)	Date	(#)		($)

Mark W. Wong(1)	7,000	-		$3.61	12/9/24
	10,000	-		4.25	12/11/25
	-	6,632	(2)	4.75	12/20/26
	4,166	145,834	(3)	3.85	6/19/27
						6,632 (2)		$27,523

Mark S. Grewal	25,000	-	(4)	7.20	12/8/17
	10,000	-	(4)	6.14	12/10/18
	7,000	-	(4)	6.23	1/31/19
	49,000	-	(4)	3.95	12/11/24
	70,000	-	(4)	4.76	7/15/25
	18,284	-	(4)	4.86	10/5/26

Matthew K. Szot	25,000	-		7.20	12/8/17
	10,000	-		6.14	12/10/18
	5,000	-		6.23	1/31/19
	33,750	11,250	(5)	3.95	12/11/24
	29,162	20,838	(6)	4.76	7/15/25
	3,308	16,543	(7)	4.86	10/5/26
						9,448 (8)		39,209
						9,664 (9)		40,106
						6,843	(10)	28,398

Dennis C. Jury	21,000	-		6.14	12/10/18
	5,000	-		6.23	1/31/19
	11,662	8,756	(5)	3.95	12/11/24
	1,288	6,450	(7)	4.86	10/5/26
						3,225 (9)		13,384
						2,668	(10)	11,072

__________

(1) Mr. Wong has received three option grants and one restricted stock units ("RSUs") award. Other than the 150,000 options appearing in the fourth row of this table, the equity grants were made to Mr. Wong as a member of the Board and not as an executive officer.

(2) The options and RSUs will vest on December 20, 2017.

(3) The options vest in 36 monthly installments at the end of each month, commencing on June 30, 2017 and continuing through and including May 31, 2020.

(4) Upon Mr. Grewal's departure as President, Chief Executive Officer and a director on June 19, 2017, all of his outstanding options and restricted stock units vested pursuant to the accelerated vesting provisions of the equity awards and his employment agreement. The vested RSU shares were not issued until July 27, 2017 upon full execution of the Resignation and Separation Agreement by the parties.

(5) The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on April 1, 2015 and will continue through January 1, 2018.

(6) The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on October 1, 2015 and will continue through July 1, 2018.

(7) The options vest in 12 quarterly installments on the first day of the fiscal quarter. Vesting commenced on January 1, 2017 and will continue through October 1, 2019.

(8) RSUs, which were awarded on March 16, 2013, vest quarterly with the passage of time beginning on July 1, 2013 and continuing through October 1, 2017. The market value of the RSUs is based on a closing price of $4.15, which was the closing price on June 30, 2017, the last trading day of fiscal 2017.

(9) RSUs, which were awarded on July 15, 2015, vest quarterly with the passage of time beginning on October 1, 2015 as to 15% of the total award. Thereafter, vesting continues quarterly for 11 successive quarters through July 1, 2018. The market value of the RSUs is based on a closing price of $4.15, which was the closing price on June 30, 2017, the last trading day of fiscal 2017.

(10) RSUs, which were awarded on October 5, 2016, vest quarterly with the passage of time beginning on January 1, 2027 and continuing through October 1, 2019. The market value of the RSUs is based on a closing price of $4.15, which was the closing price on June 30, 2017, the last trading day of fiscal 2017.

Amended and Restated 2009 Equity Incentive Plan

The S&W Seed Company Amended and Restated 2009 Equity Incentive Plan (the "2009 Plan") authorizes the grant and award of options and other equity compensation, including stock appreciation rights, restricted stock awards, restricted stock units, performance awards and other stock-based compensation to employees, officers, directors and consultants. A total of 2,450,000 shares of common stock have been issued or are currently reserved for issuance under the 2009 Plan, which was last amended to increase the available share pool at our 2015 Annual Meeting.

Equity Compensation Plan Information

The following table summarizes the information about the options and other equity compensation under our 2009 Plan as of the close of business on June 30, 2017. We have no equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans Approved by Stockholders	1,111,499 (1)	$5.12 (2)	561,278

________

(1) Represents awards granted under the 2009 Plan. Consists of 990,528 options and 120,971 RSUs.
(2) Represents the weighted average exercise price of outstanding options.

PROPOSALS

Overview of Proposals

This Proxy Statement contains three proposals requiring stockholder action:

  Proposal No. 1 requests the election to our Board of the eight nominees named in this Proxy Statement.

  Proposal No. 2 requests the ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

  Proposal No. 3 requests that stockholders vote, on an advisory basis, to approve the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

Proposal No. 1 - Election of Directors

General

The business and affairs of our company are managed under the direction of the Board, as provided by Nevada law and our Bylaws. The Board establishes corporate policies and strategies and supervises the implementation and execution of those policies and strategies by our officers and employees. The directors are kept informed of our company operations at meetings of the Board, through reports and analyses prepared by, and discussions with, company management.

Our Articles of Incorporation provide that the number of members of the Board may be set by the Board. The Board has currently set the size of the Board at eight members. That number may be changed by further resolution of the Board or by an amendment to the Bylaws approved by our stockholders or the Board.

The Board proposes that the eight director-nominees named in the following summary be elected, each to hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until his death, resignation or removal.

Our directors are elected in uncontested elections by a majority vote. In contested director elections, elections whereby the number of nominees exceeds the number of directors to be elected, the directors will be elected by a plurality of the votes cast and the nominees receiving the greatest numbers of votes will be elected to serve as directors. The election of directors at the Annual Meeting is an uncontested election and thus the majority voting standard applies.

To be elected in an uncontested election, a director must receive the affirmative vote of a majority of the votes cast with respect to the director's election. This means that a director will be elected if the number of votes cast for that director's election exceeds the number of votes cast against that nominee's election. Broker non-votes and abstentions will not be counted as votes cast, and, accordingly, will have no effect on the election of directors. In considering whether to nominate any Incumbent Director for re-election, the Board will take into account whether the Incumbent Director has tendered an irrevocable resignation that is effective upon the Board's acceptance of such resignation in the event the director fails to receive the required vote to be re-elected, as described above. If an Incumbent Director fails to receive the required number of votes for re-election in an uncontested election, under Delaware law the Incumbent

Director would continue to serve on the Board as a "holdover director" until his or her successor is elected and qualified, or until his or her earlier resignation or removal pursuant to our Bylaws. The Nominating and Governance Committee will consider the resignation offer and recommend to the Board whether to accept such offer. The Board will endeavor to act on the recommendation within 90 days following certification of the election results. The Board will promptly disclose its decision whether to accept the director's resignation offer (and its rationale for rejecting the offer, if applicable) in a press release and filing an appropriate disclosure with the SEC. If the Board accepts the resignation, then the Board, in its sole discretion, may, pursuant to the our Bylaws, fill any resulting vacancy or may decrease the size of the Board.

Nevada corporate law does not require cumulative voting in the election of directors, and neither our Articles of Incorporation nor Bylaws provide for cumulative voting.

Nominees

The Nominating and Governance Committee of the Board recommended, and the full Board has approved, David A. Fischhoff, Ph.D., Mark J. Harvey, Consuelo E. Madere, Alexander C. Matina, Charles (Chip) B. Seidler, Robert D. Straus, Grover T. Wickersham and Mark W. Wong as nominees for election as directors at the Annual Meeting. Other than Ms. Madere and Mr. Straus, each of the nominees is currently a director of our company. For information concerning the nominees, please see "Information Regarding the Nominees" beginning on page 11 in this Proxy Statement.

Unless otherwise instructed, the proxy holders will vote the proxies received by them "FOR" each of the foregoing director nominees. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

Each director is elected by a majority of the votes cast at the Annual Meeting, meaning that to be elected, the director must receive more "for" votes than "against" votes. Broker non-votes and abstentions have no bearing on the outcome of the election.

The Board recommends that you for "FOR" the election of each of the nominees named above.

Proposal No. 2 - Ratification of Selection of Independent Registered Public Accountants

The Audit Committee has selected Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018 and has further directed that we submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Crowe Horwath has audited our financial statements since our 2015 fiscal year.

Representatives of Crowe Horwath LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

Stockholder ratification of the selection of Crowe Horwath LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our Board is submitting the selection of Crowe Horwath LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain Crowe Horwath LLP. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Annual Evaluation and Selection of Independent Auditor

To help assure continuing auditor independence, our Audit Committee annually reviews Crowe Horwath LLP's independence and performance in connection with the Committee's determination of whether to retain Crowe Horwath LLP or engage another firm as our independent auditor. In the course of these reviews, our Audit Committee considers, among other things:

  Crowe Horwath LLP's recent performance on our company audits;

  Crowe Horwath LLP's institutional knowledge and expertise regarding our company's global business, accounting policies and practices and internal control over financial reporting enhances audit quality;

  the professional qualifications of Crowe Horwath LLP, the lead audit partner and other key engagement partners;

  Crowe Horwath LLP's disclosures related to audit quality and performance, including recent PCAOB inspections;

  the appropriateness of Crowe Horwath LLP's audit fees; and

  the quality and candor of Crowe Horwath LLP's communications with the Audit Committee and management.

Based on this evaluation, our Audit Committee has determined that Crowe Horwath LLP is independent and that it is in the best interest of our company and its stockholders to continue to retain Crowe Horwath LLP to serve as our independent auditors for our fiscal year ending June 30, 2018.

Principal Accountant Fees and Services

Our Audit Committee is responsible for audit firm compensation. The aggregate fees billed by Crowe Horwath LLP for the years ended June 30, 2017 and 2016 for the professional services described below are as follows:

	Fiscal Year Ended
	June 30, 2017	June 30, 2016

Audit fees	$ 227,345	$271,580
Audit-related fees (1)	6,010	-
Tax fees	-	-
All other fees	-	-
Total fees	$ 233,355	$271,580

(1) Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of our financial statements.

All of the fees described above were pre-approved by our Audit Committee.

Rotation of Lead Audit Partner

The Audit Committee requires the lead audit partner to be rotated at least every five years. The process for selection of our company's lead audit partner pursuant to this rotation is expected to involve discussions with Crowe Horwath to consider issues related to the timing of such rotation and the transition to new lead and reviewing partners and a meeting between the Chair of our Audit Committee and the candidate for the role as well as discussion by the full Audit Committee and management.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by the Independent Registered Public Accounting Firm

We maintain an auditor independence policy that bans our auditors from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve the audit and non-audit services and related budget in advance, and that the Audit Committee be provided with quarterly reporting on actual spending. This policy also mandates that we may not enter into auditor engagements for non-audit services without the express approval of the Audit Committee. In accordance with this policy, the Audit Committee pre-approved all services to be performed by our independent registered public accounting firm.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy on the matter is necessary to ratify the appointment of Crowe Horwath LLP as our independent registered public accountants for the fiscal year ending June 30, 2018.

The Board unanimously recommends that stockholders vote "FOR" the ratification of the selection of Crowe Horwath LLP as the Company's independent registered public accountants for the fiscal year ending June 30, 2018 (Proposal No 2).

Proposal No. 3 - Advisory Vote to Approve Executive Compensation ("Say-on-Pay")

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our Named Executive Officers.

Our executive compensation program and compensation paid to our Named Executive Officers are described beginning on page 29 of this Proxy Statement. Our compensation programs are overseen by the Compensation Committee and reflect our philosophy to pay all of our employees, including our Named Executive Officers, in ways that support the following principles that we believe reflect our core values (relationships matter; be open, honest and constructive; demand excellence; take intelligent risks; and act like an owner):

  support, attract and retain the best talent;

  support a high-performance culture by rewarding excellence and achievement;

  recognize and retain top-performing talent via differentiated rewards and opportunities;

  reinforce alignment with our Company's values (in particular, a focus on excellence and an attitude of ownership);

  create alignment with our Company's long-term performance; and

  provide an opportunity for each employee to share in the success we create together.

To help achieve these objectives, we structure our Named Executive Officers' compensation to reward the achievement of short-term and long-term strategic and operational goals. The performance goals developed for each executive officer include both personal and Company-wide goals.

We request that our stockholders approve the compensation of our Named Executive Officers as described elsewhere in this Proxy Statement pursuant to the following resolution:

RESOLVED, that the stockholders of S&W Seed Company (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Summary Compensation Table and the related compensation tables and narrative disclosure in the Proxy Statement for the 2017 Annual Meeting of Stockholders.

As an advisory vote, this proposal (commonly referred to as "say-on-pay"), is not binding on S&W, our Board or the Compensation Committee and will not be construed as overruling a decision by S&W, the Board or the Compensation Committee or creating or implying any additional fiduciary duty for S&W, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

At our 2013 Annual Meeting, our stockholders expressed support to hold an advisory vote on our executive compensation program every year. Therefore, we expect the next advisory vote on executive compensation to occur at our 2018 Annual Meeting of Stockholders. It is expected that the next vote on frequency of say-on-pay will be presented at our 2019 annual meeting.

Vote Required

Approval of Named Executive Officer compensation requires the approval of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

The Board recommends that stockholders vote "FOR" the approval of the compensation paid to our Named Executive Officers (Proposal No. 3).

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of September 14, 2017, by:

  each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

  our executive officers named in the Summary Compensation Table and our current directors and director nominees; and

  all of our executive officers and directors as a group.

Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o S&W Seed Company, 106 K Street, Suite 300, Sacramento, California 95814.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 20,692,089 shares of common stock outstanding on September 14, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 14, 2017 (November 13, 2017). We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The applicable footnotes are an integral part of the table and should be carefully read in order to understand the actual ownership of our securities, particularly by the 5% stockholders listed in the table.

			Number of Shares
			Subject to Options,
			RSUs and Warrants		Total Shares
	Number of Shares		Exercisable by		Beneficially Owned
Name of Beneficial Owners	Beneficially Held		November 13, 2017		Number		Percent
5% Stockholders
MFP Partners, LP (1)	4,507,838		200,000		4,707,838	(2)	21.6%
Wynnefield Capital Management	4,008,023		-		4,008,023		19.4
LLC and Related Entities (3)
RMB Capital Management	1,002,596		169,999		1,172,595	(5)	4.8
LLC and Related Entities (4)

Directors and Executive Officers
Glen D. Bornt	155,000		29,000	(6)	184,000		*
David A. Fischhoff, Ph.D.	-		-		-		*
Mark S. Grewal	-		179,284	(7)	179,284		*
Mark J. Harvey	223,259	(8)	14,772	(9)	238,031		1.1
Consuelo E. Madere	-		-		-		*
Alexander C. Matina	-		13,500	(10)	13,500		*
Charles B. Seidler	57,363		36,500	(11)	93,863		*
Robert D. Straus	-		-		-		*
Grover T. Wickersham	180,211	(12)	40,726	(13)	220,937		1.1
Mark W. Wong	-	(14)	20,830	(15)	20,830		*
Matthew K. Szot	60,643		132,701	(16)	193,344		*
Dennis C. Jury	226,851	(17)	909	(18)	227,760

All executive officers, directors	904,054		363,687		1,267,741	(19)	4.4
as a group (11 persons)

_________

(1) Based solely upon a Schedule 13D/A filed with the SEC on August 18, 2017 by MFP Investors LLC. MFP Investors LLC is the general partner of MFP Partners, L.P. ("MFP"). Michael F. Price is the managing partner of MFP and the managing member and controlling person of MFP Investors, LLC. The address for MFP is 667 Madison Avenue, 25th Floor, New York, NY 10065. Alexander C. Matina, a member of our Board, is Vice President, Investments of MFP.

(2) Includes 200,000 shares issuable upon exercise of warrants. The warrants are exercisable only to the extent that, upon such exercise, MFP will not own shares in excess of 4.99% of the total number of shares outstanding immediately after giving effect to the exercise, unless MFP gives notice that it desires to increase the applicable beneficial ownership limit. The total in this table does not take into account this limitation. Therefore, the actual number of shares of common stock currently beneficially owned by MFP, after giving effect to the blocker, is less than the number reported in the table. The information set forth is based on the information provided by MFP's Schedule 13D/A filed with the SEC on August 18, 2017. Alexander C. Matina, a member of our Board, is Vice President of Investments for MFP.

(3) Based solely upon a Schedule 13D filed with the SEC on July 19, 2017 by Wynnefield Partners Small Cap Value, L.P. The address for Wynnefield Capital Management, LLC and related entities is 450 Seventh Avenue, Suite 509, New York, NY 10123. Of the shares indicated, 1,285,067 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. ("Partners"), 2,053,514 shares are beneficially owned by Wynnefield Partners Small Cap Value, L.P. I ("Partners I"), 540,2075 shares are beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd. (the "Fund") and 129,235 shares are beneficially owned by Wynnefield Capital, Inc. Profit Sharing Plan. Wynnefield Capital Management, LLC has an indirect beneficial interest in the shares held by Partners and Partners I. Wynnefield Capital, Inc. has an indirect beneficial interest in the shares held by the Fund. Nelson Obus may be deemed to hold an indirect beneficial interest in the shares held by Partners, Partners I and the Fund because he is the co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. (the investment manager of the Fund). Joshua Landes may be deemed to hold an indirect beneficial interest in the shares held by Partners, Partners I and the Fund because he is the co-managing member of Wynnefield Capital Management, LLC and a principal executive officer of Wynnefield Capital, Inc. (the investment manager of the Fund). Mr. Obus and Mr. Landes both disclaim any beneficial ownership of the shares of common stock reported in this Form 10-K.

(4) RMB Capital Management, LLC ("RMB") is an investment adviser registered under the Investment Advisers Act of 1940. The shares shown as owned by RMB are directly owned by funds affiliated with Iron Road Capital Partners, LLC ("Iron Road"). RMB is the controlling member of Iron Road. RMB Capital Holdings, LLC is the controlling member of RMB. The address for all of the affiliated entities is 115 South LaSalle Street, Chicago, IL 60603.

(5) Includes 169,999 shares issuable upon exercise of warrants. The warrants are exercisable only to the extent that, upon such exercise, RMB/Iron Road will not own shares in excess of 4.99% of the total number of shares outstanding immediately after giving effect to the exercise, unless RMB/Iron Road gives notice that it desires to increase the applicable beneficial ownership limit. The total in this table does not take into account this limitation. Therefore, the actual number of shares of common stock currently beneficially owned by RMB/Iron Road, after giving effect to the blocker, is less than the number reported in the table.

(6) Includes 29,000 shares issuable upon exercise of options.

(7) Includes 179,284 shares issuable upon exercise of options.

(8) Includes (i) 11,163 shares owned directly by Mr. Harvey; and (ii) 212,096 shares held in a retirement fund directed by Mr. Harvey and as to which he is a beneficiary.

(9) Includes (i) 14,000 shares issuable upon exercise of options and (ii) 772 shares issuable upon settlement of RSUs.

(10) Includes 13,500 shares issuable upon exercise of options.

(11) Includes 36,500 shares issuable upon exercise of options.

(12) Includes (i) 152,266 shares held directly by Mr. Wickersham and (ii) 23,723 shares owed by a corporation of which Mr. Wickersham is the majority stockholder, and an officer and director. Mr. Wickersham disclaims beneficial ownership of the shares held indirectly, except to the extent of his pecuniary interest.

(13) Includes 36,500 shares issuable upon exercise of options and (ii) 4,226 shares issuable upon settlement of RSUs.

(14) Excludes 75,000 shares purchased by Mr. Wong on October 11, 2017.

(15) Includes 20,830 shares issuable upon exercise of options.

(16) Includes (i) 125,360 shares issuable upon exercise of options and (ii) 7,341 shares issuable upon settlement of RSUs.

(17) Includes 1,013 shares owned directly by Mr. Jury; and (ii) 225,838 shares owned by a retirement fund directed by Mr. Jury and as to which he is a beneficiary.

(18) Includes 909 shares issuable upon settlement of RSUs.

(19) Consists of shares beneficially owned by our executive officers and directors and includes, in addition to the options, warrants and RSU shares in the table for our Named Executive Officers and directors, an additional 71,875 shares issuable upon exercise of vested options and 2,096 shares issuable upon settlement of RSUs that will vest by November 9, 2017 that are held by one executive officer who is not individually named in the table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to provide to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2017, our executive officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, other than (i) Danielson B. Gardner, who was late in filing a Form 3 after becoming an executive officer for the second time, a Form 4 to report a grant of options and restricted stock units and a Form 4 to report the initial vesting of restricted stock units, and (ii) Mark W. Wong, who was late in filing a Form 4 to report the grant of stock options upon his appointment as our Chief Executive Officer. All such reports have since been filed by such individuals.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Audit Committee is responsible for reviewing and approving, in advance, all related party transactions. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members. This obligation is set forth in writing in the Audit Committee charter. A copy of the Audit Committee charter is available on our website at http://www.swseedco.com in the Investors section under "Corporate Governance." Each year, the Audit Committee, assisted by our legal counsel, works with our directors, executive officers and certain stockholders to identify any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, with our interests.

Related Person Transactions

Glen D. Bornt, a current member of the Board, is the founder and President of Imperial Valley Milling Co. ("IVM"). He is also IVM's majority shareholder and a member of its Board of Directors. Mr. Bornt is also a majority shareholder of Kongal Seeds Pty. Ltd. ("Kongal"). IVM had a 15-year supply agreement with IVS, and this agreement was assigned by IVS to the Company when it purchased the assets of IVS in October 2012. IVM contracts with alfalfa seed growers in California's Imperial Valley and sells its growers' seed to the Company pursuant to a supply agreement. Under the terms of the supply agreement, IVM's entire certified and uncertified alfalfa seed production must be offered and sold to the Company, and the Company has the exclusive option to purchase all or any portion of IVM's seed production. The Company paid $8,482,663 to IVM during the year ended June 30, 2017. Amounts due to IVM totaled $326,941 and $396,027 at June 30, 2017 and June 30, 2016, respectively. The Company paid $94,744 to Kongal during the year ended June 30, 2017. Amounts due to Kongal totaled $4,753 at June 30, 2017.

On July 19, 2017, we entered into a Securities Purchase Agreement with certain purchasers, including MFP and certain entities related to Wynnefield Capital Management LLC (collectively, "Wynnefield"), pursuant to which MFP purchased approximately $3.7 million of shares of our common stock and Wynnefield purchased approximately $3.0 million of shares of our common stock. Each of MFP and Wynnefield is a beneficial owner of more than 5% of our common stock. Alexander C. Matina, a member of our Board, is Vice President, Investments of MFP.

On October 11, 2017, we entered into a Securities Purchase Agreement with Mark W. Wong, our President and Chief Executive Officer, pursuant to which Mr. Wong purchased approximately $262,500 of shares of our common stock.

Indemnification

Our Bylaws provide for indemnification of our directors and executive officers, and directors of our wholly-owned subsidiaries, so that they will be free from undue concern about personal liability in connection with their service to us. We have also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the director or executive officer, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or executive officer, and otherwise to the fullest extent permitted under Nevada law and our Bylaws.

OTHER BUSINESS

Our Board, at the time of the preparation of this Proxy Statement, knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the accompanying proxy to vote on such matters in accordance with their best judgment.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. Proxy Materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of Proxy Materials, please notify your broker, direct your written request to Secretary, S&W Seed Company, 106 K Street, Suite 300, Sacramento, California 95814 or contact Transfer Online, Inc. at (503) 227-2950. Stockholders who currently receive multiple copies of the Proxy Materials at their address and would like to request "householding" of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2017 is available without charge upon written request to the Company's Secretary at 106 K Street, Suite 300, Sacramento, California 95814.

S&W SEED COMPANY
c/o Transfer Online, Inc.
512 SE Salmon Street
Portland, OR 97214

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

	Nominees	For	Against	Abstain
1A	David A. Fischhoff	☐	☐	☐
1B	Mark J. Harvey	☐	☐	☐
1C	Consuelo E. Madere	☐	☐	☐
1D	Alexander C. Matina	☐	☐	☐
1E	Charles B. Seidler	☐	☐	☐
1F	Robert D. Straus	☐	☐	☐
1G	Grover T. Wickersham	☐	☐	☐
1H	Mark W. Wong	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000348303_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting, Proxy Statement and the 2017 Annual Report are available at www.proxyvote.com.

S&W SEED COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 9, 2018

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Mark W. Wong and Matthew K. Szot, and either of them, as proxies, each with full power of substitution, and hereby authorize(s) each of them to represent and vote all shares of Common Stock of S&W Seed Company that such stockholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Stockholders to be held at 106 K Street, Suite 300, Sacramento, California at 10:00 a.m. Pacific Time on January 9, 2018, or at any amendments or postponements thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. **The proxies will vote as the Board of Directors recommends where a choice is not specified.**

Please complete, sign, date and mail this proxy form in the accompanying envelope, even if you intend to be present at the meeting. You may also grant your Proxy via the Internet by following the instructions on the other side of this document.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

0000348303_2 R1.0.1.17

Continued and to be signed on reverse side